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                                                                   EXHIBIT 25(a)


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                    FORM T-1


         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                Check if an Application to Determine Eligibility
                  of a trustee Pursuant to Section 305(b) ____


                          HARRIS TRUST AND SAVINGS BANK
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                  Illinois                                                36-1194448
(JURISDICTION OF INCORPORATION OR ORGANIZATION                        (I.R.S. EMPLOYER
         IF NOT A U.S. NATIONAL BANK)                               IDENTIFICATION NUMBER)

              111 West Monroe Street
                  Chicago, Illinois                                         60603
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)

                               Mark F. McLaughlin
                          Harris Trust and Savings Bank
                    111 West Monroe Street, Chicago, Illinois
                                 (312) 461-2531
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      ------------------------------------


                         ANADARKO PETROLEUM CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

             Delaware                                      76-0146568
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)



                              1701 Northchase Drive
                              Houston, Texas 77060
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

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                      ___% SENIOR UNSECURED NOTES DUE 20___
                         (TITLE OF INDENTURE SECURITIES)

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1.       GENERAL INFORMATION.

         Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                  Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2.       AFFILIATIONS WITH OBLIGOR.

         If the Obligor is an affiliate of the Trustee, describe each such affiliation.

                  The Obligor is not an affiliate of the Trustee.

3. through 15.

         NO RESPONSE NECESSARY

16.      LIST OF EXHIBITS.

         1. A copy of the articles of association of the Trustee is now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

         A copy of the Certificate of Merger dated April 1, 1972 between Harris
              Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

         2.   A copy of the existing by-laws of the Trustee.

         A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Commercial Federal Corporation, File No. 333-20711, and is incorporated herein by reference.

         3.   The consents of the Trustee required by Section 321(b) of the Act.

         (included as Exhibit A on page 3 of this statement)

         4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

              (included as Exhibit B on page 4 of this statement)

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 12th day of March, 1998.


                          HARRIS TRUST AND SAVINGS BANK

                          By: /s/ THERESE GABALLAH
                              --------------------------------------
                              Therese Gaballah
                              Vice President



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                                                                       EXHIBIT A


         The consents of the trustee required by Section 321(b) of the Act.

         Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                          HARRIS TRUST AND SAVINGS BANK


                          By: /s/ THERESE GABALLAH
                              --------------------------------------
                              Therese Gaballah
                              Vice President





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EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of December 31, 1997, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                               [HARRIS BANK LOGO]

                          Harris Trust and Savings Bank
                             111 West Monroe Street
                             Chicago, Illinois 60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on December 31, 1997, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                         Bank's Transit Number 71000288

                                                                                                          THOUSANDS
                                             ASSETS                                                       OF DOLLARS
Cash and balances due from depository institutions:
              Non-interest bearing balances and currency and coin ............                           $ 1,252,381
              Interest bearing balances ......................................                           $   598,062
Securities:
a.  Held-to-maturity securities ..............................................                           $         0
b.  Available-for-sale securities ............................................                           $ 3,879,399
Federal funds sold and securities purchased under agreements to resell .......                           $    71,725
Loans and lease financing receivables:
              Loans and leases, net of unearned income .......................     $ 8,813,821
              LESS:  Allowance for loan and lease losses .....................     $    99,678
                                                                                   -----------

              Loans and leases, net of unearned income, allowance, and
              reserve (item 4.a minus 4.b) ...................................                           $ 8,714,143
Assets held in trading accounts ..............................................                           $   136,538
Premises and fixed assets (including capitalized leases) .....................                           $   221,312
Other real estate owned ......................................................                           $       642
Investments in unconsolidated subsidiaries and associated companies ..........                           $       103
Customer's liability to this bank on acceptances outstanding .................                           $    46,480
Intangible assets ............................................................                           $   279,897
Other assets .................................................................                           $   653,101
                                                                                                         -----------

TOTAL ASSETS .................................................................                           $15,853,783
                                                                                                         ===========

                                        4







                Wholly owned subsidiary of Harris Bankcorp, Inc.

                                          LIABILITIES
Deposits:
     In domestic offices .....................................................................                     $ 8,926,635
              Non-interest bearing ...........................................................     $ 3,692,891
              Interest bearing ...............................................................     $ 5,233,744
     In foreign offices, Edge and Agreement subsidiaries, and IBF's ..........................                     $ 1,763,669
              Non-interest bearing ...........................................................     $    22,211
              Interest bearing ...............................................................     $ 1,741,458
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
     Federal funds purchased.& securities sold under agreements to repurchase ................                     $ 2,693,600
Trading Liabilities ..........................................................................                          82,861
Other borrowed money:
a.  With remaining maturity of one year or less ..............................................                     $   601,799
b.  With remaining maturity of more than one year ............................................                     $         0
Bank's liability on acceptances executed and outstanding .....................................                     $    46,480
Subordinated notes and debentures ............................................................                     $   325,000
Other liabilities ............................................................................                     $   134,309
                                                                                                   ---------------------------

TOTAL LIABILITIES ............................................................................                     $14,574,353
                                                                                                   ===========================
                                         EQUITY CAPITAL
Common stock .................................................................................                     $   100,000
Surplus ......................................................................................                     $   601,026
a.  Undivided profits and capital reserves ...................................................                     $   573,416
b.  Net unrealized holding gains (losses) on available-for-sale securities ...................                     $     4,988
                                                                                                   ---------------------------

TOTAL EQUITY CAPITAL .........................................................................                     $ 1,279,430
                                                                                                   ===========================

Total liabilities, limited-life preferred stock, and equity capital ..........................                     $15,853,783
                                                                                                   ===========================

         I, Pamela Piarowski, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                PAMELA PIAROWSKI
                                     1/30/98

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

                  EDWARD W. LYMAN,
                  ALAN G. McNALLY,
                  RICHARD E. TERRY
                                                                      Directors.
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                Wholly owned subsidiary of Harris Bankcorp, Inc.